Exhibit 99.1

Southern Company-AGL Resources combination enhances customer-focused business model

Communities will benefit from the combination of two leading utility companies with a shared focus on strengthening local economies and the environment

ATLANTA, Aug. 24, 2015 - Earlier today Southern Company (NYSE: SO) and AGL Resources (NYSE: GAS) announced that both companies’ boards of directors approved a definitive merger agreement.

“The cornerstone strengths of these two companies are commitments to continuous improvement and providing customers with outstanding service and innovative energy solutions,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “With technological advances and customer preferences rapidly changing, the addition of AGL Resources should better position us to provide customers with clean, safe, reliable and affordable energy for decades to come.”

AGL Resources Chairman and CEO John W. Somerhalder, II, stated, “We’re very excited about the future possibilities this combination will bring for our customers, communities and employees. There is a common culture among our companies, including a shared commitment to world-class customer service.

“A hallmark of our companies is our commitment to the local communities we serve - from Naperville, Ill. to Atlanta to Miami - and we look forward to the combined company continuing that tradition.”

Today, Southern Company is one of the largest consumers of natural gas in America. Nearly half of the electricity being generated for Southern Company’s customers is from natural gas. Southern Company’s full portfolio of energy resources also includes carbon-free nuclear, 21st century coal, one of America’s largest renewable energy portfolios, and energy efficiency.

“Southern Company has been innovating around the full portfolio for decades,” said Fanning. “And with the evolution of changing regulations and the technology revolution taking place in energy production, Southern Company and AGL Resources will be well-positioned to meet a future that needs more natural gas infrastructure for our customers’ benefit.”

When there was a need for new generation that runs 24 hours a day, seven days a week, the Southern Company system took the lead in developing two of the first new, zero-emission nuclear units in a generation.

As others discussed removing affordable and abundant coal from the nation’s energy mix, the Southern Company system developed innovative technology to provide an environmentally responsible way forward for coal in America.

A natural extension of the company’s commitment to finding real solutions for America’s energy future is Southern Company’s acquisition of AGL Resources to help address one of the key challenges facing natural gas - developing the infrastructure necessary to send the low-priced commodity to the areas where it is increasingly needed.

The addition of AGL Resources’ network of natural gas assets and businesses will provide a broader, more robust platform for long-term success and increase opportunities to invest in future infrastructure and energy solutions.

For more information about how this agreement creates America’s leading energy company, visit www.doingenergybetter.com.

About Southern Company
With more than 4.5 million customers and approximately 46,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast through its subsidiaries. A leading U.S. producer of clean, safe, reliable and affordable electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and affordable prices that are below the national average. Through an industry-leading commitment to innovation, Southern Company and its subsidiaries are inventing America's energy future by developing the full portfolio of energy resources, including nuclear, 21st century coal, natural gas, renewables and energy efficiency, and creating new products and services for the benefit of customers. Southern Company has been named by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer, listed by Black Enterprise magazine as one of the 40 Best Companies for Diversity and designated a 2014 Top Employer for Hispanics by Hispanic Network. The company earned the 2014 National Award of Nuclear Science and History from the National Atomic Museum Foundation for its leadership and commitment to nuclear development, and is continually ranked among the top utilities in Fortune's annual World's Most Admired Electric and Gas Utility rankings. Visit www.southerncompany.com.

About AGL Resources
AGL Resources (NYSE: GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves over one million retail customers through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities. AGL Resources is a Fortune 500 company and a member of the S&P 500 Index. For more information, visit www.aglresources.com.

Cautionary Statements Regarding Forward-Looking Information

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected benefits of the transaction, such as growth potential, market profile, financial strength, and enhanced earnings per share, the potential financing of the transaction and the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as "expect," "anticipate," "plan," "believe," "may," "should," "will," "could," "continue" and the negative or plural of these words and other comparable terminology. Although Southern Company and AGL Resources believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources shareholders and government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the merger or the committed financing may not be satisfied; the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected; the credit ratings of the combined company or its subsidiaries may be different from what the parties expect; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on transaction-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and AGL Resources’ reports filed with the Securities and Exchange Commission (the "SEC"). There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this release, as well as under Item 1.A. in each of Southern Company’s and AGL Resources’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2014 and Item 1.A in each of Southern Company’s and AGL Resources’ most recent Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015. Southern Company and AGL Resources caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Southern Company and AGL Resources, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Southern Company or AGL Resources or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this release. Neither Southern Company nor AGL Resources undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Southern Company and AGL Resources. In connection with the transaction, AGL Resources intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  INVESTORS OF AGL RESOURCES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES AND THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AGL Resources with the SEC at the SEC’s website at www.sec.gov, at AGL Resources’ website at www.aglresources.com or by sending a written request to AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569. Security holders may also read and copy any reports, statements and other information filed by Southern Company and AGL Resources with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Southern Company, AGL Resources and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Southern Company’s directors and executive officers is available in Southern Company’s proxy statement filed with the SEC on April 10, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding AGL Resources’ directors and executive officers is available in AGL Resources’ proxy statement filed with the SEC on March 17, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Southern Company Contact

Southern Company Media Relations
866-506-5333

AGL Resources Contact

AGL Resources Media Relations
404-584-3873